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                                  EXHIBIT 21.1



                             SEER TECHNOLOGIES, INC.
                              List of Subsidiaries


DOMESTIC COMPANIES

Parent Company:

         SEER Technologies, Inc.

         Date of Incorporation:             03/06/90
         State of Incorporation:            Delaware

Subsidiary:

         SEER  Technologies (Worldwide Holdings) Limited

         Date of Incorporation:             02/26/92
         State of Incorporation:            Delaware

FOREIGN SUBSIDIARIES

Argentina:

         SEER Technologies de Argentine S.A.

         Date of Incorporation:             09/20/96

Australia:

         SEER Technologies Australia Pty Limited

         Date of Registration:              08/09/93

Barbados:

         SEER Technologies FSC, Inc.

         Date of Registration:              12/27/95

Benelux:

         Seer Technologies Benelux B.V.

         Date of Registration:              09/25/92



                                     E-15

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Brazil:

         SEER Technologies do Brazil Ltda.

         Date of Registration:              12/09/93

Canada:

         SEER Technologies Canada, Inc.

         Domestic Province:                 Ontario
         Date of Registration:              05/18/94

Denmark:

         SEER Technologies Denmark ApS

         Date of Registration:              04/01/94

France:

         SEER Technologies France S.A.R.L.

         Date of Incorporation:             06/09/95

Germany:

         SEER Technologies Europe (Deutschland) GmbH

         Date of Registration:              11/19/92

Hong Kong:

         SEER Technologies Hong Kong Limited

         Date of Registration:              12/14/94

Ireland:

         SEER Technologies Ireland Limited

         Date of Registration:              03/11/95

Italy:

         SEER Technologies Italia S.r.L.

         Date of Registration:              08/07/92



                                     E-16
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Mexico:

         SEER Technologies de Mexico S.A. de C.V.

         Date of Registration:              11/08/95

Korea:

         SEER Korea Co., Limited

         Date of Registration:              07/07/97


Sweden:

         SEER Technologies Nordic AB

         Date of Registration:              07/09/92

Singapore:

         SEER Technologies Singapore Pty Lte.

         Date of Incorporation:             02/11/95

Spain:

         SEER Technologies Espana, S.L.

         Date of Registration:              07/22/93

United Kingdom:

         SEER Technologies (U.K.) Limited

         Date of Registration:              01/07/92




                                     E-17